SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 24, 2004

HUNTINGTON PREFERRED CAPITAL, INC.
(Exact Name of Registrant as specified in its charter)

Ohio	000-33243	31-1356967

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Huntington Center
41 South High Street
Columbus, Ohio 43287
(614) 480-8300
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Item 4. Changes to Registrant’s Certifying Accountants.

     On February 24, 2004, the Audit Committee of Huntington Preferred Capital, Inc. (“HPCI”) decided to dismiss Ernst & Young LLP as HPCI’s independent accountants, and appointed Deloitte & Touche LLP as HPCI’s new independent accountants to audit HPCI’s financial statements for the year ending December 31, 2004. Ernst & Young LLP’s dismissal is effective on March 30, 2004.

     The audit reports of Ernst & Young LLP on the financial statements of HPCI and subsidiary as of and for the years ended December 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During HPCI’s two most recent years ended December 31, 2003, and the subsequent interim period through March 30, 2004, there were no disagreements between HPCI and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) and there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

     During HPCI’s two most recent years ended December 31, 2003, and the subsequent interim period through March 30, 2004, neither HPCI nor anyone on its behalf consulted with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit 16.1 – Letter of Ernst & Young LLP regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON PREFERRED CAPITAL, INC.

Date: March 30, 2004	By:	/s/ John D. Van Fleet

John D. Van Fleet, Vice President
(principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 16.1	Letter of Ernst & Young LLP regarding change in certifying accountant.